Corporate Relations One Market, Spear Tower Suite 2400 San Francisco, CA 94105 1-800-743-6397	Exhibit 99.1 NEWS

FOR IMMEDIATE RELEASE	February 22, 2008
    CONTACT: PG&E Corporation

PG&E CORPORATION REPORTS 2007 RESULTS,

REAFFIRMS GUIDANCE FOR 2008, 2009

CORPORATION INCREASES COMMON STOCK DIVIDEND,

 UTILITY DECLARES PREFERRED STOCK DIVIDENDS

▪
PG&E Corporation’s consolidated net income reported under GAAP was $1,006 million, or $2.78 per share, for the year ended December 31, 2007, compared with $991 million, or $2.76 per share, in 2006. All per-share amounts are presented on a diluted basis.

▪	Consolidated net income reported under GAAP for the fourth quarter was $203 million, or $0.56 per share, compared with $152 million, or $0.43 per share, in the same quarter of 2006.
▪	Guidance for 2008 earnings from operations is reaffirmed at $2.90 to $3.00 per share. Guidance for 2009 earnings from operations is reaffirmed at $3.15 to $3.25 per share.
▪
PG&E Corporation is raising its quarterly common stock dividend to $0.39 per share from $0.36 per share, beginning with the first quarter 2008 payment.  Its utility subsidiary, Pacific Gas and Electric Company (Utility), declared preferred stock dividends for the three-month period ending April 30, 2008.

(San Francisco) – PG&E Corporation’s (NYSE:PCG) consolidated net income for the year ended December 31, 2007, reported in accordance with generally accepted accounting principles (GAAP) was $1,006 million, or $2.78 per share, compared with $991 million, or $2.76 per share, in 2006.
For the fourth quarter of 2007, PG&E Corporation’s consolidated net income was $203 million, or $0.56 cents per share, compared with $152 million, or $0.43 per share, in the same quarter of 2006.  On a non-GAAP earnings from operations basis, PG&E Corporation’s results in the fourth quarter of 2007 were $0.56 per share, compared with $0.48 per share in the fourth quarter of 2006.

The quarter-over-quarter difference in earnings from operations primarily reflects earnings on a higher capital investment in the Utility’s energy infrastructure, consistent with regulatory approvals.
On a year-to-year basis, the difference between 2006 and 2007 net income did not fully reflect the earnings on higher capital investment because certain events that increased 2006 net income did not recur in 2007. For 2006, these items impacting comparability primarily reflect the authorized recovery of costs associated with electric transmission scheduling services provided by the Utility dating back to 1998 (see “Reconciliation of Earnings from Operations to Consolidated Net Income in Accordance with GAAP” in the accompanying financial tables).  There were no items impacting comparability during 2007; earnings from operations and GAAP earnings were the same.
“PG&E Corporation delivered solid 2007 earnings in the upper half of our guidance range,” said Peter A. Darbee, Chairman, CEO and President of PG&E Corporation.  “In 2008 we will continue to focus our attention on infrastructure investment and providing our customers with clean and reliable power, safely and cost effectively.
“We will also continue to exert a leadership role to address climate change. We believe that our leadership in this area is not only the right thing to do, but also what our customers, regulators and policymakers want us to do. Therefore, it is in the best interest of our shareholders,” Darbee added.

EARNINGS GUIDANCE

PG&E Corporation reaffirms guidance for 2008 earnings from operations in the $2.90 to $3.00 per share range and reaffirms guidance for 2009 earnings from operations in the $3.15 to $3.25 per share range.
Guidance assumes that the Utility earns at least its authorized return on equity while growing its asset base and controlling its costs in line with regulatory approvals, and that the ratemaking capital structure is maintained at 52 percent equity.
PG&E Corporation discloses historical results and bases guidance on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for consolidated net income presented in accordance with GAAP (see the accompanying financial tables for a reconciliation of earnings from operations to consolidated net income in accordance with GAAP- historical results and EPS guidance)

COMMON STOCK AND PREFERRED STOCK DIVIDENDS

PG&E Corporation is raising its quarterly common stock dividend to $0.39 per share from $0.36 per share, beginning with the first quarter 2008 dividend.  The dividend is payable on April 15, 2008, to shareholders of record on March 31, 2008.
“We intend to consider further increases in the common stock dividend when justified by further growth in earnings,” Darbee said.
In addition, the Utility declared dividends on all outstanding series of its preferred stock for the three months ending April 30, 2008.  The dividends will be payable on May 15, 2008, to shareholders of record on April 30, 2008.
In order to be considered a shareholder of record for the common and preferred dividend payments, you must have purchased the stock at least three trading days before the applicable record date.
The Utility will pay dividends on its eight series of preferred stock as follows:
First Preferred Stock, $25 Par Value	Quarterly Dividend to be Paid Per Share
Redeemable
5.00%	$0.31250
5.00% Series A	$0.31250
4.80%	$0.30000
4.50%	$0.28125
4.36%	$0.27250
Non-Redeemable
6.00%	$0.37500
5.50%	$0.34375
5.00%	$0.31250

Supplemental Financial Information:

❑
In addition to the financial information accompanying this release, an expanded package of supplemental financial and operational information for the quarter will be furnished to the Securities and Exchange Commission and also will be available shortly on PG&E Corporation’s website (www.pgecorp.com).

Conference Call with the Financial Community to Discuss Financial Results:

❑
Today’s call at 11:30 a.m. Eastern time is open to the public on a listen-only basis via webcast.  Please visit www.pgecorp.com for more information and instructions for accessing the webcast. The call will be archived on the website. Also, a toll-free replay will be accessible shortly after the live call through 9:00 p.m. EST, on February 29, 2008, by dialing 877-690-2093. International callers may dial 402-220-0648.

This press release contains forward-looking statements regarding management’s guidance for PG&E Corporation’s 2008 and 2009 earnings per share from operations. These statements are based on current expectations and various assumptions which management believes are reasonable, including that the Utility’s rate base averages $18.4 billion in 2008 and $20.8 billion in 2009, that the Utility earns at least its authorized rate of return on equity, that the Utility’s ratemaking capital structure is maintained at 52 percent equity, and that the Utility is successful in implementing its initiatives to become more efficient and reduce costs. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which are outside of management's control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

•	the Utility’s ability to manage capital expenditures and operating costs within authorized levels and recover costs through rates in a timely manner;

•	the outcome of regulatory proceedings, including pending and future ratemaking proceedings at the California Public Utilities Commission and the Federal Energy Regulatory Commission;

•	the adequacy and price of electricity and natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the electricity and natural gas markets;

•
the effect of weather, storms, earthquakes, fires, floods, disease, other natural disasters, explosions, accidents, mechanical breakdowns, acts of terrorism, and other events or hazards on the Utility’s facilities and operations, its customers, and third parties on which the Utility relies;

•	the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

•
changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology, including the development of alternative energy sources, or other reasons;

•
operating performance of the Utility’s Diablo Canyon nuclear generating facilities (Diablo Canyon), the occurrence of unplanned outages at Diablo Canyon, or the temporary or permanent cessation of operations at Diablo Canyon;

•
whether the Utility can maintain the cost efficiencies it has recognized from its completed initiatives to improve business processes and customer service, improve its performance following the October 2007 implementation of new work processes and systems, and identify and successfully implement additional cost-saving measures;

•	whether the Utility incurs substantial unanticipated expense to improve the safety and reliability of its electric and natural gas distribution systems;

•	whether the Utility achieves the CPUC's energy efficiency targets and recognizes any incentives the Utility may earn in a timely manner;

•	the impact of changes in federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

•	the impact of changing wholesale electric or gas market rules, including new rules of the California Independent System Operator (CAISO) to restructure the California wholesale electricity market;

•	how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility’s holding company;

•	the extent to which PG&E Corporation or the Utility incurs costs and liabilities in connection with litigation that are not recoverable through rates, from insurance, or from other third parties;

•	the ability of PG&E Corporation and/or the Utility to access capital markets and other sources of credit in a timely manner, on favorable terms;

•	the impact of environmental laws and regulations and the costs of compliance and remediation;

•	the effect of municipalization, direct access, community choice aggregation, or other forms of bypass;

•	the impact of changes in federal or state tax laws, policies, or regulations; and

•	other factors and risks discussed in PG&E Corporation’s and the Utility’s annual and other reports filed with the Securities and Exchange Commission.

###

PG&E Corporation
Consolidated Statements of Income
(in millions, except per share amounts)

	Year ended December 31,
	2007	2006	2005
Operating Revenues
Electric	$9,480	$8,752	$7,927
Natural gas	3,757	3,787	3,776
Total operating revenues	13,237	12,539	11,703
Operating Expenses
Cost of electricity	3,437	2,922	2,410
Cost of natural gas	2,035	2,097	2,191
Operating and maintenance	3,881	3,703	3,397
Depreciation, amortization, and decommissioning	1,770	1,709	1,735
Total operating expenses	11,123	10,431	9,733
Operating Income	2,114	2,108	1,970
Interest income	164	188	80
Interest expense	(762)	(738)	(583)
Other income (expense), net	29	(13)	(19)
Income Before Income Taxes	1,545	1,545	1,448
Income tax provision	539	554	544
Income From Continuing Operations	1,006	991	904
Discontinued Operations
Gain on disposal of NEGT (net of income tax benefit of $13 million in 2005)	-	-	13
Net Income	$1,006	$991	$917

Weighted Average Common Shares Outstanding, Basic	351	346	372
Weighted Average Common Shares Outstanding, Diluted	353	349	378
Earnings Per Common Share from Continuing Operations, Basic	$2.79	$2.78	$2.37
Net Earnings Per Common Share, Basic	$2.79	$2.78	$2.40
Earnings Per Common Share from Continuing Operations, Diluted	$2.78	$2.76	$2.34
Net Earnings Per Common Share, Diluted	$2.78	$2.76	$2.37
Dividends Declared Per Common Share	$1.44	$1.32	$1.23

Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Net Income in Accordance with Generally Accepted Accounting Principles (GAAP)
Fourth Quarter and Year-to-Date, 2007 vs. 2006
(in millions, except per share amounts)

	Three months ended December 31,				Twelve months ended December 31,
	Earnings (Loss)		Earnings (Loss) per Common Share Diluted		Earnings (Loss)		Earnings (Loss) per Common Share Diluted

	2007	2006	2007	2006	2007	2006	2007	2006

PG&E Corporation Earnings from Operations (1)	$203	$170	$0.56	$0.48	$1,006	$922	$2.78	$2.57
Items Impacting Comparability (2)
Scheduling Coordinator Cost Recovery	-	-	-	-	-	77	-	0.21
Environmental Remediation Liability	-	-	-	-	-	(18)	-	(0.05)
Recovery of Interest on PX Liability	-	-	-	-	-	28	-	0.08
Severance Costs	-	(18)	-	(0.05)	-	(18)	-	(0.05)
Total	-	(18)	-	(0.05)	-	69	-	0.19
PG&E Corporation Earnings on a GAAP basis	$203	$152	$0.56	$0.43	$1,006	$991	$2.78	$2.76

1.     Earnings from operations exclude items impacting comparability as noted in the following discussion.

2.     Items impacting comparability reconcile earnings from operations with consolidated net income as reported in accordance with GAAP.  For the three months and twelve months ended December 31, 2007, PG&E Corporation did not have any items impacting comparability to report.

Items impacting comparability for the three months ended December 31, 2006 include:

a)
Severance costs of approximately $18 million ($0.05 per common share), after-tax, to reflect consolidation of various positions in connection with the Utility’s effort to streamline processes and achieve cost and operating efficiencies through implementation of various initiatives.

Items impacting comparability for the twelve months ended December 31, 2006 include:

a)
The recovery of approximately $77 million ($0.21 per common share), after-tax, of Scheduling Coordinator, or SC, costs, incurred from April 1998 through September 2006, which were determined by the Federal Energy Regulatory Commission, or FERC, to be recoverable through the transmission revenue balancing account;

b)
An increase of approximately $18 million ($0.05 per common share), after-tax, in the estimated cost of environmental remediation associated with the Utility’s gas compressor station located near Hinkley, California, as a result of changes in the California Regional Water Quality Control Board’s imposed remediation levels;

c)
The recovery of approximately $28 million ($0.08 per common share), after-tax, of previously recorded net interest expense on the Power Exchange Corporation, or PX, liability from April 12, 2004 to February 10, 2005, in the Energy Recovery Bond Balancing Account as a result of completion of the verification audit by the CPUC in the Utility’s 2005 annual electric true-up proceeding; and

d)
Severance costs of approximately $18 million ($0.05 per common share), after-tax, to reflect consolidation of various positions in connection with the Utility’s effort to streamline processes and achieve cost and operating efficiencies through implementation of various initiatives.

Reconciliation of Pacific Gas and Electric Company’s Earnings from Operations to Consolidated Net Income in Accordance with GAAP
Fourth Quarter and Year-to-Date, 2007 vs. 2006
(in millions)

	Three months ended December 31,		Twelve months ended December 31,
	Earnings (Loss)		Earnings (Loss)
	2007	2006	2007	2006

Pacific Gas and Electric Company Earnings from Operations (1)	$203	$173	$1,010	$902
Items Impacting Comparability (2)
Scheduling Coordinator Cost Recovery	-	-	-	77
Environmental Remediation Liability	-	-	-	(18)
Recovery of Interest on PX Liability	-	-	-	28
Severance Costs	-	(18)	-	(18)
Total	-	(18)	-	69
Pacific Gas and Electric Company Earnings on a GAAP basis	$203	$155	$1,010	$971

1.     Earnings from operations exclude items impacting comparability as noted in the following discussion.

2.     Items impacting comparability reconcile earnings from operations with consolidated net income as reported in accordance with GAAP.  For the three months and twelve months ended December 31, 2007, Pacific Gas and Electric Company did not have any items impacting comparability to report.

Items impacting comparability for the three months ended December 31, 2006 include:

a)
Severance costs of approximately $18 million ($0.05 per common share), after-tax, to reflect consolidation of various positions in connection with the Utility’s effort to streamline processes and achieve cost and operating efficiencies through implementation of various initiatives.

Items impacting comparability for the twelve months ended December 31, 2006 include:

a)
The recovery of approximately $77 million ($0.21 per common share), after-tax, of Scheduling Coordinator, or SC, costs, incurred from April 1998 through September 2006, which were determined by the Federal Energy Regulatory Commission, or FERC, to be recoverable through the transmission revenue balancing account;

b)
An increase of approximately $18 million ($0.05 per common share), after-tax, in the estimated cost of environmental remediation associated with the Utility’s gas compressor station located near Hinkley, California, as a result of changes in the California Regional Water Quality Control Board’s imposed remediation levels;

c)
The recovery of approximately $28 million ($0.08 per common share), after-tax, of previously recorded net interest expense on the Power Exchange Corporation, or PX, liability from April 12, 2004 to February 10, 2005, in the Energy Recovery Bond Balancing Account as a result of completion of the verification audit by the CPUC in the Utility’s 2005 annual electric true-up proceeding; and

d)
Severance costs of approximately $18 million ($0.05 per common share), after-tax, to reflect consolidation of various positions in connection with the Utility’s effort to streamline processes and achieve cost and operating efficiencies through implementation of various initiatives.

PG&E Corporation Earnings per Common Share from Operations
Fourth Quarter 2007 vs. Fourth Quarter 2006
($/Share, Diluted)

Q4 2006 EPS from Operations (1)	$0.48
Rate base revenue increase	0.09
Storm and outage costs (2)	0.01

Share variance	(0.01)
Miscellaneous items	(0.01)
Q4 2007 EPS from Operations (1)	$0.56

Year-to-Date 2007 vs. Year-to-Date 2006
($/Share, Diluted)

2006 YTD EPS from Operations (1)	$2.57
Rate base revenue increase	0.35
Storm and outage costs (2)	0.02
Gas transmission revenue	0.01

Tax benefit for capital loss utilization (3)	(0.05)
Recovery of energy supplier litigation costs (3)	(0.03)
LTD Plan savings (3)	(0.02)
Billing OII	(0.02)
Environmental remediation	(0.02)
Share variance	(0.02)
Miscellaneous items	(0.01)
2007 YTD EPS from Operations (1)	$2.78

1.	For a reconciliation of EPS from operations to EPS on a GAAP basis, see table titled Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Net Income in Accordance with GAAP.

2.	Costs incurred in 2006 with lower level of costs in 2007.

3.	Benefits realized in 2006 with no similar benefits in 2007.

PG&E Corporation Earnings per Common Share Guidance

2008 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$2.90	$3.00

Estimated Items Impacting Comparability	$0.00	$0.00

EPS Guidance on a GAAP Basis	$2.90	$3.00

2009 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.15	$3.25

Estimated Items Impacting Comparability	$0.00	$0.00

EPS Guidance on a GAAP Basis	$3.15	$3.25

Management's statements regarding 2008 and 2009 guidance for earnings from operations per common share for PG&E Corporation, estimated rate base for 2008 and 2009, and general sensitivities for 2008 and 2009 earnings, constitute forward-looking statements that are based on current expectations and assumptions which management believes are reasonable, including that the Utility earns its authorized rate of return. These statements and assumptions are necessarily subject to various risks and uncertainties.  Actual results may differ materially.  Factors that could cause actual results to differ materially include:

•	the Utility’s ability to manage capital expenditures and operating costs within authorized levels and recover costs through rates in a timely manner;

•	the outcome of regulatory proceedings, including pending and future ratemaking proceedings at the CPUC and the FERC;

•	the adequacy and price of electricity and natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the electricity and natural gas markets;

•
the effect of weather, storms, earthquakes, fires, floods, disease, other natural disasters, explosions, accidents, mechanical breakdowns, acts of terrorism, and other events or hazards on the Utility’s facilities and operations, its customers, and third parties on which the Utility relies;

•	the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

•
changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology, including the development of alternative energy sources, or other reasons;

•
operating performance of the Utility’s Diablo Canyon nuclear generating facilities (“Diablo Canyon”), the occurrence of unplanned outages at Diablo Canyon, or the temporary or permanent cessation of operations at Diablo Canyon;

•
whether the Utility can maintain the cost efficiencies it has recognized from its completed initiatives to improve its business processes and customer service, improve its performance following the October 2007 implementation of new work processes and systems, and identify and successfully implement additional cost-savings measures;

(continued): PG&E Corporation Earnings per Common Share Guidance

•	whether the Utility incurs substantial unanticipated expense to improve the safety and reliability of its electric and natural gas distribution systems;

•	whether the Utility achieves the CPUC’s energy efficiency targets and recognizes any incentives the Utility may earn in a timely manner;

•	the impact of changes in federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

•	the impact of changing wholesale electric or gas market rules, including new rules of the California Independent System Operator (“CAISO”) to restructure the California wholesale electricity market;

•	how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility’s holding company;

•	the extent to which PG&E Corporation or the Utility incurs costs and liabilities in connection with litigation that are not recoverable through rates, from insurance, or from other third parties;

•	the ability of PG&E Corporation and/or the Utility to access capital markets and other sources of credit in a timely manner on favorable terms;

•	the impact of environmental laws and regulations and the costs of compliance and remediation;

•	the effect of municipalization, direct access, community choice aggregation, or other forms of bypass;

•	the impact of changes in federal or state tax laws, policies, or regulations; and

•	other factors and risks discussed in PG&E Corporation’s and the Utility’s annual and other reports filed with the Securities and Exchange Commission.